Exhibit 10.2

Exhibit A

FORM OF COMPANY SHAREHOLDERS SUPPORT AGREEMENT

This COMPANY SHAREHOLDERS SUPPORT AGREEMENT, dated as of                  , 2024 (this “Support Agreement”), is entered into by and among the Shareholders named on the signature page hereto (each, a “Shareholder”), Alps Global Holding Berhad, a company formed under the laws of Malaysia (the “Company”), and Globalink Investment Inc., a Delaware corporation (“Parent”). Capitalized terms used but not defined in this Support Agreement shall have the meanings ascribed to them in the Merger Agreement (as defined below).

WHEREAS, Parent and the Company are parties to that certain Agreement and Plan of Merger Agreement, dated as of the date hereof (as amended, modified or supplemented from time to time, the “Merger Agreement”), which provides, among other things, that, upon the terms and subject to the conditions thereof, a wholly-owned subsidiary of Parent will be organized under the laws of the Cayman Islands prior to the Closing ( “Merger Sub”), and Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a direct wholly-owned subsidiary of Parent, and as a result of which, among other matters, all of the issued ordinary shares of the Company as of the Effective Time shall be converted into the right of the Company’s shareholders to receive the Merger Consideration Shares as set forth in the Merger Agreement, all upon the terms and subject to the conditions set forth in the Merger Agreement and in accordance with the applicable laws of the Cayman Islands;

WHEREAS, as of the date hereof, each Shareholder owns the number of shares of the Company’s ordinary shares (“Company Ordinary Shares”), as set forth underneath such Shareholder’s name on the signature page hereto (all such shares, or any successor or additional shares of the Company of which ownership of record or the power to vote is hereafter acquired by the such Shareholder prior to the termination of this Support Agreement being referred to herein as the “Shareholder Shares”);

WHEREAS, after the date hereof and prior to the Closing (as defined in the Merger Agreement), a company formed under the laws of the Cayman Islands will be incorporated (“Cayman Holdco”), whereupon it is envisaged that the Company will become a wholly owned subsidiary of the Cayman Holdco and upon provision of written notification by the Seller Representative (as defined in the Merger Agreement), the definition of “Company” under this Support Agreement shall be automatically replaced and substituted to mean Cayman Holdco;

WHEREAS, the Board of Directors of the Company has (a) approved and declared advisable the Merger Agreement, the Additional Agreements, the Merger and the other transactions contemplated by any such documents (collectively, the “Transactions”), (b) determined that the Transactions are fair to and in the best interests of the Company and its Shareholders (the “Company Shareholders”) and (c) recommended the approval and the adoption by each of the Company Shareholders of the Merger Agreement, the Additional Agreements, the Merger and the other Transactions; and

WHEREAS, in order to induce Parent to enter into the Merger Agreement, Shareholder is executing and delivering this Support Agreement to Parent.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereby agree as follows:

1. Voting Agreements. Each Shareholder, solely in its capacity as a shareholder of the Company, agrees that, during the term of this Support Agreement, at any meeting of the Company Shareholders related to the Transactions (whether annual or special and whether or not an adjourned or postponed meeting, however called and including any adjournment or postponement thereof), and/or in connection with any written consent of the Company Shareholders related to the Transactions (all meetings or consents related to the Merger Agreement, collectively referred to herein as the “Meeting”), such Shareholder shall:

(a) when the Meeting is held, appear at the Meeting or otherwise cause the Shareholder Shares to be counted as present thereat for the purpose of establishing a quorum;

(b) vote (or execute and return an action by written consent), or cause to be voted at the Meeting (or validly execute and return and cause such consent to be granted with respect to), all of the Shareholder Shares in favor of the Merger Agreement and the Transactions; and

(c) vote (or execute and return an action by written consent), or cause to be voted at the Meeting (or validly execute and return and cause such consent to be granted with respect to), all of the Shareholder Shares against any other action that would reasonably be expected to (x) materially impede, interfere with, delay, postpone or adversely affect the Merger or any of the Transactions, or (y) result in a breach of any covenant, representation or warranty or other obligation or agreement of the Shareholder contained in this Support Agreement.

2. Restrictions on Transfer. Each Shareholder agrees that, during the term of this Support Agreement, it shall not sell, assign or otherwise transfer any of the Shareholder Shares unless the buyer, assignee or transferee thereof executes a joinder agreement to this Support Agreement in a form reasonably acceptable to Parent and the Company. The Company shall not register any sale, assignment or transfer of the Shareholder Shares on the Company’s stock ledger (book entry or otherwise) that is not in compliance with this Section 2.

3. New Securities. During the term of this Support Agreement, in the event that, (a) any shares of Company Capital Stock or other equity securities of the Company are issued to a Shareholder after the date of this Support Agreement pursuant to any stock dividend, stock split, recapitalization, reclassification, combination or exchange of the Company securities owned by such Shareholder, (b) a Shareholder purchases or otherwise acquires beneficial ownership of any shares of Company Capital Stock or other equity securities of the Company after the date of this Support Agreement, or (c) a Shareholder acquires the right to vote or share in the voting of any Company Capital Stock or other equity securities of the Company after the date of this Support Agreement (such Company Capital Stock or other equity securities of the Company, collectively the “New Securities”), then such New Securities acquired or purchased by such Shareholder shall be subject to the terms of this Support Agreement to the same extent as if they constituted the Shareholder Shares as of the date hereof.

4. No Challenge. Each Shareholder agrees not to commence, join in, facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Parent, Merger Sub, the Company or any of their respective successors or directors (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Support Agreement or the Merger Agreement or (b) alleging a breach of any fiduciary duty of any Person in connection with the evaluation, negotiation or entry into the Merger Agreement.

5. Waiver. Each Shareholder hereby irrevocably and unconditionally waives any rights of appraisal, dissenter’s rights and any similar rights relating to the Merger Agreement and the consummation by the parties of the Transactions, including the Merger, that Shareholder may have under applicable law.

6. Consent to Disclosure. Each Shareholder hereby consents to the publication and disclosure in the Form S-4 and the Proxy Statement (and, as and to the extent otherwise required by applicable securities Laws or the SEC or any other securities authorities, any other documents or communications provided by Parent or the Company to any Authority or to securityholders of Parent or the Company) of Shareholder’s identity and beneficial ownership of such Shareholder Shares and the nature of Shareholder’s commitments, arrangements and understandings under and relating to this Support Agreement and, if deemed appropriate by Parent or the Company, a copy of this Support Agreement. Each Shareholder will promptly provide any information reasonably requested by Parent or the Company for any regulatory application or filing made or approval sought in connection with the Transactions (including filings with the SEC). Each Shareholder shall not issue any press release or otherwise make any public statements with respect to the Transactions or the transactions contemplated herein without the prior written approval of the Company and Parent.

7. Shareholder Representations: Each Shareholder represents and warrants to Parent and the Company, as of the date hereof, that:

(a) such Shareholder has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked;

(b) such Shareholder has full right and power, without violating any agreement to which it is bound (including any non-competition or non-solicitation agreement with any employer or former employer), to enter into this Support Agreement;

(c) (i) if such Shareholder is not an individual, such Shareholder is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is organized, and the execution, delivery and performance of this Support Agreement and the consummation of the transactions contemplated hereby are within the Shareholder’s organizational powers and have been duly authorized by all necessary organizational actions on the part of the Shareholder and (ii) if such Shareholder is an individual, the signature on this Support Agreement is genuine, and such Shareholder has legal competence and capacity to execute the same;

(d) this Support Agreement has been duly executed and delivered by such Shareholder and, assuming due authorization, execution and delivery by the other parties to this Support Agreement, this Support Agreement constitutes a legally valid and binding obligation of Shareholder, enforceable against Shareholder in accordance with the terms hereof (except as enforceability may be limited by bankruptcy Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies);

(e) the execution and delivery of this Support Agreement by such Shareholder does not, and the performance by the Shareholder of its obligations hereunder will not, (i) conflict with or result in a violation of the organizational documents of such Shareholder, or (ii) require any consent or approval from any third party that has not been given or other action that has not been taken by any third party, in each case, to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by the Shareholder of its obligations under this Support Agreement;

(f) there are no Actions pending against such Shareholder or, to the knowledge of the Shareholder, threatened against the Shareholder, before (or, in the case of threatened Actions, that would be before) any Authority, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by the Shareholder of Shareholder’s obligations under this Support Agreement;

(g) no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with this Support Agreement or any of the respective transactions contemplated hereby, based upon arrangements made by or on behalf of such Shareholder;

(h) such Shareholder has had the opportunity to read the Merger Agreement and this Support Agreement and has had the opportunity to consult with such Shareholder’s tax and legal advisors;

(i) such Shareholder has not entered into, and shall not enter into, any agreement that would prevent the Shareholder from performing any of Shareholder’s obligations hereunder;

(j) such Shareholder has good title to the Shareholder Shares underneath Shareholder’s name on the signature page hereto, free and clear of any Liens other than Permitted Liens and Liens under the Company’s Organizational Documents, and Shareholder has the sole power to vote or cause to be voted the Shareholder Shares; and

(k) the Shareholder Shares set forth underneath such Shareholder’s name on the signature page to this Support Agreement are the only shares of the Company’s outstanding capital stock owned of record or beneficially owned by the Shareholder as of the date hereof, and none of the Shareholder Shares are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of the Shareholder Shares that is inconsistent with Shareholder’s obligations pursuant to this Support Agreement.

8. Specific Performance. Each Shareholder hereby agrees and acknowledges that (a) Parent and the Company would be irreparably injured in the event of a breach by the Shareholder of its obligations under this Support Agreement, (b) monetary damages may not be an adequate remedy for such breach and (c) Parent and the Company shall be entitled to obtain injunctive relief, in addition to any other remedy that such party may have in law or in equity, in the event of such breach or anticipated breach, without the requirement to post any bond or other security or to prove that money damages would be inadequate.

9. Entire Agreement; Amendment; Waiver. This Support Agreement and the other agreements referenced herein constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior understandings, agreements or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby provided, that, for the avoidance of doubt, the foregoing shall not affect the rights and obligations of the parties under the Merger Agreement or any Additional Agreement. This Support Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto. No failure or delay by a party in exercising any right hereunder shall operate as a waiver thereof. No waivers of or exceptions to any term, condition, or provision of this Support Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

10. Binding Effect; Assignment; Third Parties. This Support Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. This Support Agreement and all obligations of a Shareholder are personal to such Shareholder and may not be assigned, transferred or delegated by a Shareholder at any time without the prior written consent of Parent and the Company, and any purported assignment, transfer or delegation without such consent shall be null and void ab initio. Nothing contained in this Support Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any Person that is not a party hereto or thereto or a successor or permitted assign of such a party.

11. Counterparts. This Support Agreement may be executed in any number of original, electronic or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

12. Severability. This Support Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Support Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Support Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

13. Governing Law; Jury Trial Waiver. Sections 12.7, 12.15, 12.16 and 12.17 of the Merger Agreement are incorporated by reference herein to apply with full force to any disputes arising under this Support Agreement.

14. Notice. Any notice, consent or request to be given in connection with any of the terms or provisions of this Support Agreement shall be in writing and shall be sent or given in accordance with the terms of Section 12.1 of the Merger Agreement to the applicable party, with respect to the Company and Parent, at the respective addresses set forth in Section 12.1 of the Merger Agreement, and, with respect to a Shareholder, at the address set forth underneath such Shareholder’s name on the signature page hereto.

15. Termination. This Support Agreement become effective upon the date hereof and shall automatically terminate, and none of Parent, the Company or a Shareholder shall have any rights or obligations hereunder, on the earliest of (i) the mutual written consent of Parent, the Company and the such Shareholder, (ii) the Closing (following the performance of the obligations of the parties hereunder required to be performed at or prior to the Closing), or (iii) the termination of the Merger Agreement in accordance with its terms. No such termination shall relieve a Shareholder, Parent or the Company from any liability resulting from a breach of this Support Agreement occurring prior to such termination. Notwithstanding anything to the contrary herein, the provisions of this Section 15 shall survive the termination of this Support Agreement.

16. Adjustment for Stock Split. If, and as often as, there are any changes in the Shareholder Shares by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization, recapitalization or business combination, or by any other means, equitable adjustment shall be made to the provisions of this Support Agreement as may be required so that the rights, privileges, duties and obligations hereunder shall continue with respect to such Shareholder, Parent, the Company, the Shareholder Shares as so changed.

17. Further Actions. Each of the parties hereto agrees to execute and deliver hereafter any further document, agreement or instrument of assignment, transfer or conveyance as may be necessary or desirable to effectuate the purposes hereof and as may be reasonably requested in writing by another party hereto.

18. Expenses. Each party shall be responsible for its own fees and expenses (including the fees and expenses of investment bankers, accountants and counsel) in connection with the entering into of this Support Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby; provided, that in the event of any Action arising out of or relating to this Support Agreement, the non-prevailing party in any such Action will pay its own expenses and the reasonable documented out-of-pocket expenses, including reasonable attorneys’ fees and costs, reasonably incurred by the prevailing party.

19. Interpretation. The titles and subtitles used in this Support Agreement are for convenience only and are not to be considered in construing or interpreting this Support Agreement. In this Support Agreement, unless the context otherwise requires: (i) any pronoun used shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) the term “including” (and with correlative meaning “include”) shall be deemed in each case to be followed by the words “without limitation”; and (iii) the words “herein,” “hereto,” and “hereby” and other words of similar import shall be deemed in each case to refer to this Support Agreement as a whole and not to any particular section or other subdivision of this Support Agreement. The parties have participated jointly in the negotiation and drafting of this Support Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Support Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Support Agreement.

20. No Partnership, Agency or Joint Venture. This Support Agreement is intended to create a contractual relationship among the Shareholders, the Company and Parent, and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship among the parties hereto or among any other Company shareholders entering into support agreements with the Company or Parent. Each Shareholder has acted independently regarding its decision to enter into this Support Agreement. Nothing contained in this Support Agreement shall be deemed to vest in the Company or Parent any direct or indirect ownership or incidence of ownership of or with respect to any Shareholder Shares.

21. Capacity as Shareholder. Each Shareholder signs this Support Agreement solely in Shareholder’s capacity as a shareholder of the Company, and not in any other capacity, including, if applicable, as a director, officer or employee of the Company or any of its Subsidiaries. Nothing herein shall be construed to limit or affect any actions or inactions by a Shareholder or any representative of such Shareholder, as applicable, serving as a director of the Company or any Subsidiary of the Company, acting in such Person’s capacity as a director of the Company or any Subsidiary of the Company.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Company Shareholders Support Agreement as of the date first written above.

The Company:

Alps Global Holding Berhad

By:
Name:
Title:

Parent:

Globalink Investment Inc.

By:
Name:
Title:

[Signature Page to Company Shareholders Support Agreement]

Shareholder:

By:
Name:

Number of Shares:

Shares of Company Ordinary Shares:

Address for Notice:
Address:

Facsimile No.:
Telephone No.:

Email:

[Signature Page to Company Shareholders Support Agreement]